Exhibit 10.19

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

Confidential

Execution Copy

SUPPLY AGREEMENT

This SUPPLY AGREEMENT (this “Agreement”), dated as of June 7, 2019 (the “Effective Date”), is made by and between Affymetrix, Inc., a Delaware corporation that is part of Thermo Fisher Scientific Inc., having its principal office at 3450 Central Expressway, Santa Clara, California 95051 (“Affymetrix”), and Decipher Biosciences, Inc., a Delaware corporation with offices at 10355 Science Center Drive, Suite 240, San Diego, CA 92121 (referred to generally as “Partner,” and also as “Buyer” in Schedule B). Affymetrix and Partner are each referred to individually as a “Party,” and together as the “Parties.”

WHEREAS, Affymetrix, Inc. and GenomeDx Biosciences Inc. entered into that certain Powered by Affymetrix Agreement dated as of March 6, 2014, which was amended on March 5, 2017 (the “2014 Agreement”);

WHEREAS, Affymetrix was acquired by Thermo Fisher Scientific Inc. on March 31, 2016;

WHEREAS, GenomeDx Biosciences Inc. changed its name to GenomeDx Inc. in connection with its re-domicile from British Columbia to Delaware in July 2018, and then changed its name to Decipher Biosciences, Inc. in January 2019; and

WHEREAS, the Parties wish to terminate the 2014 Agreement and enter into this new Agreement as of the Effective Date.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01 Definitions.

As used throughout this Agreement, each of the following terms shall have the respective meaning set forth below:

“Affiliate” of a Party means any entity that directly or indirectly controls, is controlled by or is under common control with such Party. “Control” (and, with correlative meanings, the terms “controlled by” and “under common control with”) means, in the case of a corporation, the ownership of more than fifty percent (50%) of the outstanding voting securities thereof or, in the case of any other type of entity, an interest that results in the ability to direct or cause the direction of the management and policies of such entity or the power to appoint more than fifty percent (50%) of the members of the governing body of the entity, or if not meeting the preceding requirement, any company owned or controlled by or owning or controlling a Party at the maximum control or ownership right permitted in the country where such Party exists.

“Affymetrix Intellectual Property Rights” means all Intellectual Property Rights owned or controlled as of the Effective Date or thereafter during the Term by Affymetrix (exclusive of Affiliates)

that would be infringed, absent a license, by the manufacture, import, use, sale or offer for sale of Diagnostic Products or Diagnostic Services in the Territory.

“Affymetrix Products” means Arrays, reagents, and any other products sold to Partner by Affymetrix pursuant to this Agreement.

“Array” means the [***], supplied to Partner by Affymetrix, and any future version of such product.

“Blanket PO” has the meaning set forth in Section 3.01.

“Cap” has the meaning set forth in Section 5.04.

“Change of Control” of a Party shall mean if: (i) any third party acquires directly or indirectly the beneficial ownership of any voting security of such Party, or if the percentage ownership of such person or entity in the voting securities of such Party is increased through stock redemption, cancellation or other recapitalization, and immediately after such acquisition or increase such third party is, directly or indirectly, the beneficial owner of voting securities representing more than fifty percent (50%) of the total voting power of all of the then- outstanding voting securities of such Party, except in connection with any change in domicile or in an equity financing transaction; (ii) a merger, consolidation, recapitalization, or reorganization of such Party is consummated, other than any such transaction which would result in stockholders or equity holders of such Party or an Affiliate of such Party immediately prior to such transaction owning at least fifty percent (50%) of the outstanding securities of the surviving entity (or its parent entity) immediately following such transaction; or (iii) an agreement for the sale or disposition by such Party of all or a substantial portion of such Party’s assets, other than to an Affiliate.

“Confidential Information” has the meaning set forth in Section 5.01.

“Diagnostic Product” means a product that is: (a) developed by Partner using the Affymetrix Products or into which a Affymetrix Product is incorporated, and (b) marketed and sold solely under a Partner-branded label, with such product to be: (i) used for the testing of human patients and approved for use and distribution by the relevant Regulatory Authorities, if applicable; and (ii) used and distributed in accordance with all laws and regulations of the jurisdictions in which it is being used and distributed.

“Diagnostic Service” means, pursuant to approval by the FDA, CLIA or other relevant Regulatory Authorities (as defined in Schedule C) for the jurisdictions in which the Diagnostic Product is being used if applicable and/or required, marketed or placed into commercial distribution, and in accordance with all laws and regulations governing such service: (i) receiving a biological sample directly from a caregiver; (ii) applying the sample to the Diagnostic Product; reading and analyzing the experimental results; and (iv) providing, if deemed appropriate by the laboratory performing the test, the diagnostic results directly back to the same caregiver for use in the Field.

“Disclosing Party” has the meaning set forth in Section 5.01.

“Field” as of the Effective Date, means the screening, detection and prognosis of cancer.

“Intellectual Property Rights” means legally enforceable rights in intangible property in the form of patents, pending patent applications, trademarks, copyrights, trade secrets, know how, mask works, and

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other proprietary information including without limitation, specifications, data, technical, commercial, financial, regulatory and other confidential information, or any other form of intellectual property as protected by law.

“Instrument” means either (i) the [***], or (ii) [***], which is FDA-cleared, CE-IVD marked and regulatory cleared in multiple countries.

“Payment Plan” has the meaning set forth in Section 5.11.

“Probe” means a single species of oligonucleotide designed to be affixed to one or more arrays to detect one or more analytes or the description or disclosure of such an oligonucleotide.

“Receiving Party” has the meaning set forth in Section 5.01.

“Release Order” has the meaning set forth in Section 3.01.

“Term” has the meaning set forth in Section 5.03.

“Territory” means worldwide.

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Other capitalized terms have the meaning set forth in the body of this Agreement.

ARTICLE II

DIAGNOSTIC PRODUCTS AND SERVICES

Section 2.01 Diagnostic Rights.

Affymetrix hereby grants Partner a non-exclusive, non-sublicensable, non-transferable license, subject to the exclusions set forth below, in the Territory to the Affymetrix Intellectual Property Rights to: (i) make, have made, use, market, sell, offer for sale, import and distribute (including via multiple levels of distributors) Diagnostic Products for use in the Field; and (ii) provide Diagnostic Service(s) in the Field (but excluding any right to make or have made Arrays. Notwithstanding the foregoing, this Agreement does not convey to Partner any right to (i) make or have made any Affymetrix Product or any component thereof, or (ii) sell Affymetrix Products on a stand-alone basis, as a component of or bundled with any products or services except as part of Diagnostic Products and Diagnostic Services.

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Section 2.02 Licenses of Third Party Intellectual Property Rights, Content or Applications.

Partner will be solely and exclusively responsible for securing all licenses necessary to utilize any third party Intellectual Property Rights, or applications for use in connection with the Diagnostic Products and Diagnostic Services, and Partner will be solely and exclusively responsible for assuming all financial obligations associated with such licenses entered into by Partner, including payment of any upfront fees, milestone payments, and/or royalties; and Partner will be responsible for granting licenses to third parties that may be required to enable such third parties to use Partner’s Intellectual Property Rights, or applications in connection with the Diagnostic Products and Diagnostic Services.

Section 2.03 Partner Intellectual Property Rights.

All Intellectual Property Rights of Partner existing at the time of the Effective Date and coming into existence thereafter shall remain the property of Partner and this Agreement does not effectuate any transfer of such Intellectual Property Rights to Affymetrix nor shall Affymetrix claim any right or title to such Intellectual Property Rights as a result of this Agreement.

Section 2.04 Support for Partner.

Affymetrix covenants to Partner that Affymetrix will support, and make available for use and sale, both Arrays and the Instruments used in connection with such Arrays in a manner consistent with the level of support provided to Affymetrix’s diagnostic instrument partners generally and on Affymetrix’ customary terms and conditions, for the Tenn. Notwithstanding anything to the contrary, and for the purpose of clarification, the Parties acknowledge and agree that no right to resell, transfer or distribute any Instrument is granted under this Agreement.

Section 2.05 Shipment of Arrays to [***].

Pursuant to Section 12 of the Affymetrix Terms and Conditions of Sale attached as Schedule B, Affymetrix agrees to allow Partner to ship Arrays to [***]. Affymetrix hereby authorizes [***] to use Partner’s Diagnostic Products incorporating the Decipher Arrays solely for the purpose of [***]. [***]

If Affymetrix discovers that [***] is using an Array for any other purpose, Affymetrix will notify the Partner and the Partner will have [***] days from such notice to remedy the situation or the Partner’s right to ship Arrays to [***] may be revoked by Affymetrix.

Partner represents and warrants that: [***].

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For purposes of clarification, Partner [***] is the purchaser of all Arrays supplied under this Agreement. Partner acknowledges that, as the purchaser, it must manage any warranty claims related to an Array that Partner has shipped to [***].

ARTICLE III

AFFYMETRIX PRODUCT SUPPLY

Section 3.01 Product Orders.

Partner shall place a Blanket Purchase Order (“Blanket PO”) for the balance of calendar year 2019 within ten (10) days of the Effective Date.

Partner shall place a Blanket PO for calendar year 2020 by [***], and for subsequent calendar years during the Term by [***] of the previous calendar year.

Each Blanket PO shall contain the following information: (a) minimum annual quantity of Arrays and reagents in accordance with Schedule A, (b) forecasted quantities per month, and (c) a schedule of forecasted shipment release dates. Notwithstanding the foregoing, the Blanket PO for the balance of calendar year 2019 shall be for a minimum of [***] Arrays, and the first scheduled shipment date cannot be less than [***] days from the date of the Blanket PO.

Partner shall place release orders under each Blanket PO in accordance with the forecasted monthly quantities and scheduled shipment dates set forth in each Blanket PO for Affymetrix Products such that all Arrays and reagents are delivered within the calendar year for that Blanket PO (each, a “Release Order”). Each Release Order shall be sent by written or electronic purchase order to Affymetrix. Affymetrix shall be obligated to accept and fill all Release Orders for Affymetrix Products to the extent that they are in accordance with the Blanket PO, as defined above. Affymetrix will use commercially reasonable efforts to fulfill any additional purchase orders that exceed the Blanket PO, or inform Partner of any anticipated delays, in a timely manner. Partner may purchase any Array under this Agreement for any Affiliate or diagnostic laboratory performing the Diagnostic Services on behalf of Partner.

Section 3.02 Supply of Arrays.

Affymetrix will manufacture the Arrays in a facility that adheres to Quality Management System Requirements (ISO 13485:2003) under current Good Manufacturing Practices (cGMP), 21 C.F.R. Sec. 820.

Section 3.03 [Intentionally omitted].

Section 3.04 Terms and Conditions of Sale.

The Terms and Conditions of Sale for the supply of Affymetrix Products hereunder are attached hereto as Schedule B. Notwithstanding anything to the contrary in Schedule B: (a) Partner will pre-pay for the Affymetrix Products ordered under this Agreement until Partner has paid all amounts due under the Payment Plan attached as Schedule F, after which time Partner will pay for Affymetrix Products

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within [***] days of the date of the invoice, and (b) Affymetrix Products will be shipped [***].

Section 3.05 Force Majeure.

In the event that either Party is prevented from performing any of its obligations under this Agreement (except for Partner’s payment obligations) due to any cause beyond the reasonable control of such Party, and such Party shall have used all reasonable efforts to avoid, or mitigate the effects, of such occurrence, such Party shall promptly provide written notice to the other Party describing such circumstances, and thereupon the affected Party’s performance shall be excused and the time for performance shall be extended for the period of delay or inability to perform due to such occurrence.

Section 3.06 Product Discontinuation.

In the event that Affymetrix decides to discontinue the manufacture of either Instrument, Affymetrix will provide Partner at least [***] written notice of its intent to discontinue the sale of such Instrument, and Affymetrix will continue to offer service and support for such Instrument for [***] after the date of discontinuation.

ARTICLE IV

PURCHASE COMMITMENTS; PAYMENT

Section 4.01 Product Purchase and Supply Commitments.

Partner will purchase Arrays and other Affymetrix Products for use in the Field at the pricing as set forth on Schedule A.

As stated in Section 3.01, Partner will place Release Orders under each Blanket PO such that all Arrays are delivered within the calendar year for that Blanket PO. If Partner fails to purchase the total quantity of Arrays set forth in any Blanket PO within that calendar year, Affymetrix will invoice Partner for the difference between the actual price paid and the total price that would have been paid had Partner purchased the total quantity of Arrays set forth in the Blanket PO.

Section 4.02 Price Adjustment for Affymetrix Products.

Affymetrix will provide Partner with [***] days’ written notice of any price adjustments made in accordance with Schedule A.

Section 4.03 Regulatory Issues.

Partner and Affymetrix hereby agree to comply with their respective obligations under the Regulatory Terms and Conditions attached hereto as Schedule C.

Section 4.04 Taxes.

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Any tax that is owed by Affymetrix or its Affiliates by reason of the execution or the performance of this Agreement and that is required to be paid or withheld by Partner under US law, including income taxes (other than Affymetrix’ income taxes), stamp taxes, registration taxes or fees, turnover taxes, or withholding taxes, shall be withheld from any payments due to Affymetrix pursuant to this Agreement and paid when due by Partner or its Affiliates on behalf of Affymetrix or its Affiliates to the appropriate governmental authority. Payments made by Partner to Affymetrix for Affymetrix Products pursuant to this Agreement shall be reduced by the amount of tax paid by Partner on behalf of Affymetrix or its Affiliates, and Partner or its Affiliate shall furnish Affymetrix or its Affiliates with proof of payment of such tax, together with official or other appropriate evidence issued by the appropriate governmental authority, sufficient to enable Affymetrix or its Affiliates to support a claim in respect of any sum so withheld. Any such tax required to be paid or withheld shall be an expense of and borne by Affymetrix or its Affiliates.

ARTICLE V

MISCELLANEOUS

Section 5.01 Confidential Information.

Neither Party shall disclose to any third party any Confidential Information of the other, nor use the Confidential Information of the other, for any purpose other than exercising its rights or carrying out its obligations under this Agreement. Each Party shall ensure that its and its Affiliates’ employees, officers, representatives and agents do not disclose to third parties any Confidential Information of the other, and do not use the Confidential Information of the other for any purpose other than exercising its rights or carrying out its obligations under this Agreement. Upon the termination of this Agreement, each Party shall return to the other or destroy all Confidential Information in its possession except such Confidential Information stored on such Party’s electronic backup system; provided that each Party may retain one copy for archival purposes only. Each party hereto may disclose Confidential Information of the other Party to the extent such disclosure is (i) necessary for complying with applicable governmental laws or regulations of governmental or other agencies (including, but not limited to, the United States Food and Drug Administration, the United States Securities and Exchange Commission or the National Association of Securities Dealers); (ii) necessary for complying with a court order; (iii) otherwise required to be submitted to tax or other governmental authorities; or (iv) to existing or potential acquirers or merger candidates; sub-licensees or collaborators; auditors; attorneys; investment bankers; existing or potential investors, venture capital firms or other financial institutions or investors for purposes of obtaining financing; or Affiliates, each of whom prior to disclosure must be bound by obligations of confidentiality and non-use at least equivalent in scope to those set forth in this Agreement; provided that, in the case of (i)-(iii) above, if a Party is required to make any such disclosure, it will give reasonable advance notice to the other Party of such disclosure and will use its commercially reasonable efforts to secure confidential treatment of such information in consultation with the other Party prior to disclosure (whether through protective orders or otherwise) and will in any event disclose only the minimum necessary to comply with such requirements.

“Confidential Information” means all proprietary and confidential information and materials of a Party that is disclosed or made available by observation or analysis by or on behalf of such Party (the “Disclosing Party”) to the other Party (the “Receiving Party”), and which the Disclosing Party either: (i) marks as confidential or proprietary at the time of disclosure; or (ii) in the case of verbal disclosures, identifies as confidential or proprietary at the time of disclosure and confirms the same in writing within thirty (30) calendar days of disclosure; provided, however, that a failure to so mark or identify shall not affect in any manner the confidential nature or status of information disclosed by Discloser or Recipient’s obligations to keep such Confidential Information secret and confidential as provided hereunder.

Confidential Information includes, but is not limited to: business, financial and technical information, the terms of this Agreement, designs, formulations, methods, techniques, methodology, equipment, data, reports, laboratory notebooks, know-how, sources of supply, Partner and supplier lists, patent strategy and business plans, information concerning products in development; provided that “Confidential Information” shall not include information which: (i) was known to the Receiving Party at the time it was disclosed free of any obligation of non-disclosure, as evidenced by written records existing at the time of disclosure; (ii) is, at the time of disclosure, or later becomes publicly known under circumstances involving no breach of this Agreement or the breach of any other agreement; (iii) lawfully and in good faith becomes available from a third party who has the right to disclose it; or (iv) was independently created by personnel of the Receiving Party without any reference to the Disclosing Party’s Confidential Information, as evidenced by written records. The disclosure of Confidential Information hereunder shall not result in any right or license to the Receiving Party for use or exploitation of such information. Each Receiving Party’s obligations with respect to the Confidential Information of the Disclosing Party, including Confidential Information shared under the 2014 Agreement, shall survive for [***] following the termination or expiration of this Agreement.

Section 5.02 Use of Name; Public Statements.

Except as set forth in this Agreement, neither Party shall use Confidential Information of the other Party in any publication, press release, promotional material or other form of publicity without the prior written approval of such other Party in each instance. The restrictions imposed by the foregoing shall not prohibit either Party from making any disclosure identifying the other Party that is required by applicable law. Each Party shall have the right to issue press releases and to make other public disclosures, presentations or publications with respect to this Agreement (pursuant to filings with the Securities and Exchange Commission or otherwise); provided, however, that no such press release or other public disclosure, presentation or publication shall disclose any Confidential Information of the other Party without the prior written consent of such other Party. The Parties agree to consult with each other reasonably and in good faith with respect to the text and timing of the initial press release regarding this Agreement, if any, and any subsequent press releases or other disclosures prior to the issuance thereof, provided that a Party may not unreasonably withhold consent to such releases or disclosures, and that either Party may issue such press releases or make such disclosures as it determines, based on advice of counsel, are reasonably necessary to comply with applicable laws or for appropriate market disclosure. In addition, following the initial press releases announcing this Agreement, either Party shall be free to disclose, without the other Party’s prior written consent, the existence of this Agreement, the identity of the other Party and those terms of the Agreement which have already been publicly disclosed in accordance herewith.

Section 5.03 Term and Termination.

Term. Unless earlier terminated in accordance with this Section 5.03, this Agreement shall remain in effect until December 31, 2023 (the “Initial Term”). Thereafter, this Agreement will renew for an additional four calendar years (“Renewal Term”), unless one Party gives the other Party written notice of its intent not to renew at least six months prior to the expiration of the Initial Term. The Initial Term combined with the Renewal Term, if any, is referred to as the “Term.”

Material Breach. In the event of a material breach by either Party of the terms of this Agreement, the other Party will have the right to send written notice to the allegedly breaching Party identifying such breach. If a Party receives notice of material breach and such breaching Party fails to cure such breach within forty-five (45) days after giving such breaching Party written notice by express or

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registered mail (or within ten (10) days’ notice in the event such breach is solely based upon the breaching Party’s failure to pay any amounts due hereunder), return receipt requested, the non-breaching Party may terminate this Agreement by delivering written notice of termination to the breaching Party. Such forty-five (45) day or ten (10) day period shall be tolled during the pendency of any legal action in which a Patty is disputing the existence of a material breach.

Failure to Supply. Partner may terminate this Agreement immediately upon ninety (90) days prior written notice to Affymetrix in the event Affymetrix fails to deliver to Partner at least [***] of the quantity of Affymetrix Products ordered as part of the Blanket PO for [***] consecutive quarters.

Government Action. Either Party may terminate this Agreement immediately upon written notice to the other Party if Affymetrix has received written communication from any governmental authority or court stipulating the cessation of the production or sale of the Arrays. Partner may terminate this Agreement immediately upon written notice to Affymetrix if it decides, or is required by any governmental authority, to cease all commercialization of Diagnostic Products and Diagnostic Services. For purposes of this Section, Partner may terminate this Agreement upon ninety (90) days’ written notice to Affymetrix if Partner decides to cease or suspend commercialization of Diagnostic Products or Diagnostic Services as a result of a material reduction in Medicare, Medicaid or other applicable third party payor reimbursement rates.

Termination by Partner. Partner may terminate this Agreement upon ninety (90) days prior written notice to Affymetrix for any reason.

Survival of Obligations upon Expiration or Termination. Upon the expiration of this Agreement, or termination of this Agreement upon any of the grounds set forth above in the sub-sections entitled Material Breach, Failure to Supply, Government Action and Termination By Partner, all rights and obligations of the Parties shall cease to have effect immediately provided that the following sections of this Agreement shall survive: Sections 3.04, 4.01 and 4.04, Article 5 (Miscellaneous), Article 1 Definitions, and such other provisions of this Agreement to the extent necessary to give meaning to the abovementioned provisions. Termination or expiration of this Agreement shall not affect any rights or liabilities of either Party which may have accrued up to the date of such termination or expiration. Upon termination of this Agreement, Partner agrees to purchase all inventory on-hand (built per a PO from Partner and no greater than the amount in such PO) associated with the supply of the Affymetrix Products pursuant to this Agreement at the time of the notification.

Section 5.04 Indemnity.

Affymetrix shall indemnify and hold harmless Partner, its Affiliates and its and their officers, directors, employees, agents and representatives against any third party suit or proceeding brought against Partner or its Affiliates and its and their officers, directors, employees, agents and representatives to the extent based on (i) a claim that Affymetrix Product directly infringes a valid and enforceable patent, copyright or trade secret right that exists as of the Effective Date in the United States, or (ii) Affymetrix’s breach of its obligations or warranties under this Agreement, and Affymetrix shall pay damages and costs finally awarded against Partner resulting therefrom and reasonable costs of investigation or settlement and legal fees and accounting expenses, if any, subject to the Cap (defined below); provided that Partner notifies Affymetrix in writing within thirty (30) calendar days of any claim or suit being made or brought and

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notified to Partner, and Partner gives Affymetrix authority to defend or, upon consultation with Partner, settle any such suit or proceeding, and all reasonably requested information, and assistance necessary to settle or defend such suit or proceeding.

Affymetrix shall not be bound in any manner by any settlement made without its prior express written consent. In the event that an Affymetrix Product is held to infringe as set forth above, and its use is enjoined, Partner may (a) terminate this Agreement without any further payment or obligation to Affymetrix or (b) request that Affymetrix either obtain for Partner the right to continue using such affected Affymetrix Product, modify it to become non-infringing, or grant Partner a credit and accept return of such unused Affymetrix Product. Notwithstanding the foregoing, Affymetrix will have no liability hereunder to the extent that the alleged or actual infringement arises: (1) from use of the Affymetrix Product in a manner not authorized by Affymetrix in Section 2.01; (2) from combination of the Affymetrix Product with any product not supplied by Affymetrix under this Agreement; or (3) from any addition to or modification of the Affymetrix Product not specified by Affymetrix. Further, Affymetrix will have no liability to the extent the allegedly infringing activity: (4) results from the particular Probe sequences represented on an Array; (5) results from a Diagnostic Product or a Diagnostic Service (and would not have resulted from the Affymetrix Product alone or the procedures for use of such Affymetrix Product as specified by Affymetrix); or (6) occurs after Affymetrix has provided Partner with a design or work around that is satisfactory to Partner or a license at Affymetrix’s cost.

In no event shall Affymetrix’s aggregate, cumulative liability arising out of or relating to this Agreement (including Affymetrix’s indemnity obligations described in this section), exceed the amount of all payments made by Partner under this Agreement for the purchase of Affymetrix Products and Commissions during the Term (the “Cap”); provided, however, that the Cap shall not apply with respect to any liability arising out of Affymetrix’s gross negligence or willful misconduct. The Cap is cumulative but shall not include expenses incurred by Affymetrix in connection with its own legal fees. The existence of one or more claims or suits will not enlarge the Cap. Partner shall indemnify and hold harmless Affymetrix and its Affiliates and its and their officers, directors, employees, agents and representatives for third party claims arising from Partner’s commercialization of Diagnostic Products or Diagnostic Services and any damages (including reasonable costs of investigation or settlement and legal fees and accounting expenses) resulting therefrom subject to the Cap, except to the extent such claims or damages result from Affymetrix’ s negligence, willful misconduct, or breach of this Agreement.

THE FOREGOING PROVISIONS OF THIS SECTION STATES THE ENTIRE LIABILITY AND OBLIGATION OF THE PARTIES, AND THE EXCLUSIVE REMEDY OF PARTNER AND ITS AFFILIATES, WITH RESPECT TO ANY ALLEGED OR ACTUAL INFRINGEMENT OF INTELLECTUAL PROPERTY RIGHTS, AND ARE IN LIEU OF ALL WARRANTIES OF NON-INFRINGEMENT, EXPRESS OR IMPLIED.

Section 5.05 Liability Limitation.

EXCEPT TO THE EXTENT CAUSED BY A PARTY’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT, EACH PARTY AND ITS REPRESENTATIVES SHALL HAVE NO LIABILITY FOR ANY LOSS OF USE OR PROFITS, PROCUREMENT OF SUBSTITUTE GOODS OR ANY INDIRECT, CONSEQUENTIAL, INCIDENTAL, SPECIAL, PUNITIVE OR EXEMPLARY DAMAGES OF ANY KIND, HOWEVER CAUSED AND REGARDLESS OF FORM OF ACTION WHETHER IN CONTRACT, TORT (INCLUDING NEGLIGENCE), STRICT PRODUCT LIABILITY OR OTHERWISE, EVEN IF A PARTY OR ITS REPRESENTATIVE HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. AS TO ANY AFFYMETRIX

LIABILITY NOT LEGALLY SUBJECT TO THE FOREGOING, AFFYMETRIX LIABILITY SHALL NOT EXCEED THE CAP EXCEPT TO THE EXTENT CAUSED BY AFFYMETRIX’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. PARTNER UNDERSTANDS AND HEREBY AGREES THAT THE RISKS OF LOSS HEREUNDER ARE REFLECTED IN THE PRICE OF THE FINANCIAL TERMS OF THIS AGREEMENT AND THAT THESE TERMS WOULD HAVE BEEN DIFFERENT IF THERE HAD BEEN A DIFFERENT ALLOCATION OF RISK.

Section 5.06 Insurance.

Partner agrees to procure and maintain in full force and effect throughout the Term, valid and collectible insurance policies in connection with its activities as contemplated hereby which policies shall provide for the following types of and amounts of coverage as set forth on Schedule D attached hereto. Partner shall give Affymetrix at least thirty (30) calendar days’ prior written notice of any policy cancellation. Upon ten (10) days written request from Affymetrix, Partner shall provide to Affymetrix a certificate of coverage or other written evidence reasonably satisfactory to Affymetrix of such insurance coverage. Each of Partner’s liability policies required under this Section 5.06 shall name Affymetrix, and such other entities or persons as Affymetrix may designate, as an additional insured. Such policies shall be primary insurance to any other insurance that may be available to Affymetrix. Any other insurance available to Affymetrix shall be non-contributing with and in excess to such insurance.

Section 5.07 Assignment.

Neither this Agreement nor any rights under this Agreement may be assigned or otherwise transferred by either Party, in whole or in part, including by way of sale of assets, merger or consolidation without the prior written consent of the other Party other than: (i) to an Affiliate of such Party that assumes all rights and duties thereunder and is at least as creditworthy as the assigning Party; or (ii) in connection with a Change of Control of a Party (to include the disposition of all or substantially all of such Party’s diagnostic business).

Section 5.08 Governing Law.

This Agreement, including all matters of construction, validity and performance shall be governed by and construed and enforced in accordance with the laws of the State of California without regard to its conflict of laws rules and notwithstanding the actual residence of the Parties.

Section 5.09 Arbitration.

All disputes, differences of opinion, or controversies which may arise between the Parties out of or in relation to or in connection with this Agreement or the breach thereof, shall be finally settled by binding arbitration in San Diego, California under the rules of American Arbitration Association in force at the time. The arbitration shall be conducted by three (3) arbitrators selected in accordance with the rules of the AAA and the Parties shall use commercially reasonable efforts to complete the arbitration proceedings within three (3) months. Notwithstanding the foregoing, all disputes with respect to: (a) the validity or infringement of patent rights of either Party, and (b) satisfaction of payment obligations, shall be subject to applicable federal court jurisdiction and not be subject to the arbitration proceedings set forth in this Section 5.09.

Section 5.10 Schedules.

Schedules A-F are hereby incorporated by reference. In the event of a conflict between the terms set forth in the main body of this Agreement and the terms set forth in a Schedule, the terms of the main body of the Agreement will prevail.

Section 5.11 Termination of 2014 Agreement.

The Parties agree that, concurrent with the commencement of this Agreement on the Effective Date, the 2014 Agreement shall terminate by mutual consent. Such termination shall be automatic without the need to be further evidenced in writing. The Parties agree to cooperate in good faith in managing and resolving any operational issues related to the transition from the 2014 Agreement to this Agreement. Affymetrix hereby releases Partner from its obligation under the last sentence of Section 5.03 of the 2014 Agreement (Obligations Upon Termination) to purchase all inventory on-hand (built per a PO from Partner and no greater than the amount in such PO) associated with the supply of Affymetrix Products pursuant to the 2014 Agreement.

Survival of Payment Obligations under 2014 Agreement. Notwithstanding the termination of the 2014 Agreement, Partner’s outstanding payment obligations under the 2014 Agreement survive and are not extinguished, released or otherwise impaired by the termination of the 2014 Agreement. Such outstanding payment obligations, and the schedule for paying them, are set forth in the Payment Plan, which is attached to this Agreement as Schedule F, and is hereby incorporated by reference (“Payment Plan”). Partner hereby affirms the amounts due as set forth in the Payment Plan, and agrees to pay them in accordance with the schedule set forth in Schedule F. Partner acknowledges and agrees that any outstanding payment obligations under the 2014 Agreement that are not satisfied by Partner’s adherence to the Payment Plan (or by other means mutually agreed to by the Parties in writing) are and shall remain fully enforceable by Affymetrix in accordance with the terms of this Agreement.

[Signatures follow]

IN WITNESS WHEREOF, the Parties hereto intending legally to be bound hereby, have each caused this Agreement to be duly executed as of the Effective Date.

AFFYMETRIX, INC., part of Thermo Fisher Scientific Inc.		DECIPHER BIOSCIENCES, INC.

By:	/s/ Will Kruka	By:	/s/ Brent Vetter
Name:	Will Kruka	Name:	Brent Vetter
Title:	VP/GM	Title:	CFO
Date:	6/10/2019	Date:	6/7/2019

SCHEDULE A

PRODUCT PRICES

Pricing for Arrays	[***]

Reagents	[***]

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SCHEDULE B

Affymetrix

Terms and Conditions of Sale

1. General. These Terms and Conditions of Sale (“Terms and Conditions”) shall govern the sale and license to the original purchaser (“Buyer”) of probe arrays, assays, reagents, instruments, software, and other products and related services (“Products”) from Affymetrix, one of its subsidiaries or authorized sellers named on the invoice or acknowledgement (Affymetrix, Inc. or any of its subsidiaries named on the invoice is referred to here as “Affymetrix”). These Terms and Conditions shall replace and supersede any current or future purchase orders or similar forms that are not mutually signed by Affymetrix and Buyer. Purchase orders, once accepted by Affymetrix, are not subject to cancellation or modification by Buyer without Affymetrix’ written consent.

2. Price.

(a) For Deliveries Outside Europe: Prices exclude all insurance, freight, taxes, fees, duties and levies, which shall be payable by Buyer.

(b) For Deliveries Within Europe: Prices include all insurance, duties and levies, unless stated otherwise on the quotation or invoice. Freight and handling fees will be prepaid by Affymetrix and added to the invoice for reimbursement by Buyer.

3. Delivery. Products will be packed in Affymetrix’ standard shipping packages. Affymetrix may make partial deliveries. Affymetrix will ship via carrier selected by Affymetrix. Delivery dates set forth on a purchase order accepted by Affymetrix are subject to change and are predicated on conditions existing at that time. Affymetrix does not guarantee any delivery dates and shall not be responsible for any loss or damage of any kind or nature whatsoever caused by any delay in delivery irrespective of the cause of such delay.

(a) For Deliveries Outside Europe: Tender will be FCA shipping point. Title (except for software, in which case Affymetrix shall retain title) and risk of loss or damage will pass to Buyer upon delivery of the Products to the carrier.

(b) For Deliveries Within Europe: Products shall be Delivered Duty Paid Excluding VAT (DDP Ex VAT) to the Buyer’s site and the Buyer will be the importer for the Products and be responsible for paying VAT or similar taxes within the Buyer’s country. Title (except for software, in which case Affymetrix shall retain title) and risk of loss or damage will pass to Buyer upon delivery of the Products to the carrier.

4. Rejection. Any claims for damaged, missing or defective Product must be reported in writing to Affymetrix by Buyer within five (5) days from the date of receipt of Product. For any valid claim made, Affymetrix shall repair or replace the Product. The foregoing shall be Buyer’s sole and exclusive remedy for damaged or missing Products, and, except for express warranty rights, for defective Products.

5. Payment. Buyer will be invoiced at the time of shipment of each Product. Buyer shall make payment in full within thirty (30) days of the date of the invoice. Late payments may incur a charge at the rate of one and one-half percent (1.5%) percent per month, or the maximum allowed by law, whichever is less. Further shipment of Products may be declined without advance notice if Buyer fails to make any payment when due, or if the financial condition of Buyer becomes unsatisfactory to Affymetrix. Affymetrix may elect to retain a security interest in all Products sold to Buyer to secure all of Buyer’s obligations to Affymetrix under these Terms and Conditions, and Buyer will execute any documents necessary to create and perfect this interest. Sales by Affymetrix shipped outside the U.S. may require payment on an irrevocable letter of credit reasonably acceptable to Affymetrix.

6. Limited Warranty.

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For new instruments, Affymetrix warrants only to Buyer for the period that is the shortest of (i) thirteen (13) months from the date of shipping; (ii) one (1) year from the date of installation; or (iii) the shortest period specified in the Affymetrix sales quote for limited-life parts, that the operating software and instruments are free from defects in material and workmanship and conform to Affymetrix’ published specifications in all material respects.

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For refurbished instruments, Affymetrix warrants only to Buyer for a period that is the shortest of (i) one-hundred twenty (120) days from shipment; (ii) ninety (90) days from the date of installation; or (iii) the shortest period specified in the Affymetrix sales quote for limited-life parts, that the operating software and instruments are free from defects in material and workmanship and conform to Affymetrix’ published specifications in all material respects.

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For used instruments, Affymetrix warrants only to Buyer for the period that is the shortest of (i) thirty (30) days from date of shipment: (ii) twenty (20) days from the date of installation or (ii) the shortest period specified in the Affymetrix sales quote for limited-life parts, that the instruments and operating software are free from defects in material and workmanship and conform to Affymetrix’ published specifications in all material respects.

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For all instruments, warranty service will be provided pursuant to Affymetrix’ standard service terms and conditions enumerated therein. Affymetrix’ sole and exclusive liability (and Buyer’s sole and exclusive remedy) under the foregoing warranty shall be the repair or replacement of instruments, as solely determined by Affymetrix. Nonconforming instruments will be serviced at Buyer’s facility or, at Affymetrix’ option, Affymetrix’ facility.

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For probe arrays or reagents reasonably determined by Affymetrix to be defective, independent of user error, shall be replaced by Affymetrix on a 1:1, like-kind basis at no cost to Buyer or at Affymetrix’ discretion, as a credit for future purchases, provided that such defective probe arrays or reagents were used by Buyer prior to their expiration date, or if there is no expiration date, the Products were used within six (6) months of receipt. The defect must be reported within thirty (30) days of discovery with appropriate detail to Affymetrix’ Technical Support team. If the cause of the failure was due to an Affymetrix instrument malfunction, a replacement will be granted only during the instrument warranty period or if the instrument is under an instrument service contract, pursuant to the terms and conditions then in effect. Third party reagents or consumables not purchased from or provided by Affymetrix are not covered under Affymetrix warranty.

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For Affymetrix Methods for Automated Target Preparation for GeneTitan®, subject to the conditions and limitations of liability stated herein, Affymetrix warrants, for one (1) year from the date of installation (“Warranty Period”) of the GeneTitan®, for the Buyer’s benefit that the Affymetrix methods for automated target preparation for the GeneTitan® family of instruments (the “Method”) shall operate substantially in accordance with the accompanying documentation provided that;

(i) the Method is installed by a qualified Affymetrix representative, (ii) the automated target preparation instrument is installed by a qualified engineer and maintained under a valid service contract or warranty with the third party vendor, (iii) the Method is operated in accordance with the supplied technical instruction from Affymetrix, (iv) that the associated storage media on which the Method resides is free from defects in material and workmanship. The foregoing warranty shall not apply to (i) Methods that are modified; (ii) Methods that are not the then-current version; (iii) problems caused by Buyer’s negligence or error, a hardware malfunction or other causes beyond the control of Affymetrix; or (iv) Methods installed in an operating environment or in a hardware environment not strictly complying with the Affymetrix specifications required for the Method set forth in the documentation. The warranty stated herein for the Methods do not cover damage to the automated target preparation instrument nor associated consumables and reagents not supplied by Affymetrix.

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Technical Assistance: Affymetrix, may, but is not obligated to, furnish technical assistance and information with respect to the Products. Any suggestions by Affymetrix regarding use, selection, application or suitability of the Products shall not be construed as a warranty.

Except as provided above, any warranty provided herein does not apply to any consumables, including third party reagents, or to any defect caused by Buyer’s failure to provide a suitable storage, use, or operating environment, use of non-recommended reagents, spills, or the use of the Products for a purpose or in a manner other than that for which they were designed, modifications or repairs done by Buyer, or any other abuse, misuse, or neglect of the Products. Affymetrix is not responsible for any costs or expenses incurred by the Buyer due to downtime. Affymetrix may at any time stop providing and supporting the Products (“End of Life”) and will use commercially reasonable efforts to communicate such End of Life events in advance. This warranty applies only to Buyer, and not third parties. Furthermore, this Warranty stated herein shall not apply to product performance failures that are caused by users of the Affymetrix Products who were not trained on and qualified to use the Affymetrix Products and assays by an Affymetrix field service engineer, Affymetrix application specialist, or an authorized Affymetrix seller. The foregoing is not intended to limit any warranty extended to Buyer by a third party original equipment manufacturer of a Product or component thereof, provided that any remedy received by Buyer under any such warranty shall relieve Affymetrix of its obligations with respect to the subject of such remedy. TO THE EXTENT PERMITTED BY APPLICABLE LAW, AFFYMETRIX AND ITS SUPPLIERS DISCLAIM ALL OTHER REPRESENTATIONS AND WARRANTIES, EXPRESS OR IMPLIED, WITH RESPECT TO PRODUCTS AND SERVICES, INCLUDING BUT NOT LIMITED TO, ANY IMPLIED WARRANTIES OF MERCHANTABILITY, SATISFACTORY QUALITY, NON-INFRINGEMENT OR FITNESS FOR A PARTICULAR PURPOSE.

7. Pre-release Products (Not Applicable to Products Marketed for IVD Use). If any Product is a beta, technology access, early access, or other pre-commercial release version (“Pre-release Product”), then this Section applies. To the extent that any provision in this Section is in conflict with any other term or condition in these Terms and Conditions, this Section shall supersede such other term(s) and condition(s) with respect to the Pre-release Product, but only to the extent necessary to resolve the conflict. Buyer acknowledges that the Pre-release Product is a pre-release version, does not represent final product from Affymetrix, and may contain defects, bugs, errors and other problems that could cause system or other failures, sample loss and data loss. CONSEQUENTLY, THE PRE-RELEASE PRODUCT IS PROVIDED TO YOU “AS IS” AND AFFYMETRIX DISCLAIMS ALL WARRANTIES (INCLUDING THE LIMITED WARRANTY SET FORTH ABOVE) AND ALL LIABILITY OBLIGATIONS TO BUYER OF ANY KIND. Buyer acknowledges that Affymetrix has not promised or guaranteed to Buyer that Pre-release Product will be announced or made available to anyone in the future, that Affymetrix has no express or implied obligation to Buyer to announce or introduce the Pre-release Product and that Affymetrix may elect not to introduce a product similar to or compatible with the Pre-release Product. Accordingly, Buyer acknowledges that any research or development that Buyer performs using the Pre-release Product or any product associated with the Pre-release Product is done entirely at Buyer’s own risk.

8. Limited License. Subject to these Terms and Conditions, and to the terms and conditions of any license provided by Affymetrix that is specific to a particular Product (which shall govern with respect to such Product in the event of conflict with these Terms and Conditions), Affymetrix hereby grants to Buyer a non-exclusive, non-transferable, non-sublicensable license to use the Product(s) provided to Buyer by Affymetrix only in accordance with the manuals and written instructions provided by Affymetrix. Buyer understands and agrees that except as expressly set forth in these Terms and Conditions (or in the Affymetrix-provided license specific to a particular Product), no right or license to any patent or other intellectual property owned or licensable by

Affymetrix is conveyed or implied by these Terms and Conditions or any Product. In particular, no right or license is conveyed or implied to use any Product provided hereunder in combination with a product not provided, licensed or specifically recommended by Affymetrix for such use.

9. Product Uses. Products of Affymetrix which are or may be drugs, food additives or diagnostic reagents, as described in the federal food, drug and cosmetic act, are for investigational use only in laboratory research animals or testing in vitro, and are not for drug, new drug, veterinary drug, food, food additive or human use. Unless otherwise indicated, all products are distributed and sold for chemical purposes only, not for drug use or for application to or ingestion by humans or for commercial horticulture use, for pesticide use, for application to or ingestion by animals or for veterinary drug use. All products sold by Affymetrix to Buyer shall be used by qualified professionals only. The burden for safe use and handling of all products sold by Affymetrix to Buyer is entirely the responsibility of Buyer and anyone who purchases the goods from Buyer and uses them. Absence of hazardous warnings does not imply non-toxicity.

10. Products Marketed for Research Use Only.

(a)

Products marketed by Affymetrix for research use only do not have the approval or clearance of the U.S. Food and Drug Administration (“FDA”) or other regulatory approval, clearance or registration for in vitro diagnostic (“IVD”) use. No license is conveyed or implied for Buyer to use, and Buyer agrees not to use, such Products in any manner requiring FDA or other regulatory approval, clearance or registration relating to IVD use.

(b)

Affymetrix’ goods that are intended for research purposes may not be on the Toxic Substances Control Act (“TSCA”) inventory. Buyer assumes responsibility to ensure that the goods purchased from Affymetrix are approved under TSCA, if applicable. Consistent with Buyer’s agreement to comply with all TSCA and Research and Development substance exemption (the “R&D exemption”) requirements applicable to the purchase, Buyer agrees and warrants that Buyer will comply with all the requirements necessary to maintain the R&D exemption, including using the R&D substance under the supervision of a technically qualified individual, maintaining all necessary labeling, and providing all necessary notifications. Buyer also agrees and warrants that Buyer will use or sell (if so authorized) the R&D substance exclusively for R&D purposes or specified exempt commercial purposes. Buyer specifically agrees and warrants that Buyer will not sell or distribute the R&D substance to consumers.

11. Products Marketed for In Vitro Diagnostic Use. Products marketed by Affymetrix for IVD use have been cleared by the FDA, and CE marked in the European Union, for IVD use. No license is conveyed or implied for Buyer to use, and Buyer agrees not to use, such Products in any manner requiring other regulatory approval, clearance or registration relating to IVD use. The Affymetrix GeneChip® Array Instrumentation System for IVD use requires calibration and maintenance twice a year by authorized Affymetrix personnel to ensure system performance. Failure to maintain the system as recommended may result in the failure of the system to perform in accordance with specifications published by Affymetrix.

12. Use Restrictions. Buyer is not licensed to, and agrees not to: (a) resell any Affymetrix-supplied probe array or reagent, unless otherwise authorized by Affymetrix in writing (b) transfer, or distribute any Affymetrix-supplied probe array or reagent, directly or indirectly, to any third party for any purpose or use, except as otherwise approved by Affymetrix in writing; (c) use or allow anyone to use any Affymetrix-supplied probe array or reagent more than once, or dilute any Affymetrix-supplied reagent; or (d) provide a fee-for-service or other non-collaborative sample processing service to third parties using an Affymetrix-supplied probe array or reagent (e.g., wherein the service provider offers standardized services for standardized fees to multiple third parties, the customer does not contribute scientifically to the services performed, and all rights to the results and discoveries derived therefrom are transferred to the customer).

13. Product Improvements. Except to the extent prohibited by applicable law, Buyer hereby grants to Affymetrix a non-exclusive, worldwide, fully paid-up, royalty-free license to all Product Improvements provided that if the Product Improvements are incorporating Buyer’s proprietary technology or intellectual property, Buyer shall not be required to grant Affymetrix a license to such proprietary technology or intellectual property. Buyer need not disclose any Product Improvements to Affymetrix except as may be reasonably required to comply with the foregoing license. For purposes of this Section, a “Product Improvement” shall mean any invention conceived or reduced to practice using a Product that relates to(a) design, manufacturing, layout or packaging of nucleic acid probes or probe arrays; (b) manual or automated assay techniques that may be used in connection with probe arrays or similar products (including techniques related to nucleic acid extraction, amplification, labeling, dilution and other processes); or (c) software analysis techniques relating to the extraction or storage of data generated using probe arrays. “Product Improvements” shall not include data generated using Products or discoveries derived therefrom (except as expressly set forth in (a) - (c) above).

14. Target Sequence Confidentiality for Custom Products. If Buyer discloses to Affymetrix a confidential set of nucleic acid or peptide target sequences (“Target Sequences”) for which Buyer desires Affymetrix to design and manufacture custom probe arrays or custom protein assay or custom nucleic acid assay pursuant to these Terms and Conditions, upon Buyer’s written request, Affymetrix agrees to not disclose or use such confidential information disclosed to it by Buyer for any purpose other than designing and manufacturing such Products, supplying them to Buyer and/or other parties designated by Buyer, otherwise performing its obligations to Buyer (and any obligations Affymetrix may have to such other parties), and for other purposes authorized by Buyer. The provisions of this Section shall not apply to any information which (a) is known or used by Affymetrix prior to Buyer’s disclosure to Affymetrix; (b) is disclosed to Affymetrix by a third party under no obligation of confidentiality to Buyer; (c) is or becomes published or generally known to the public through no fault of Affymetrix; or (d) is independently developed without reference to such confidential information disclosed to Affymetrix by Buyer. Notwithstanding the foregoing, Affymetrix shall be permitted to disclose such information in order to comply with applicable laws, a court order, or governmental regulations, provided that Affymetrix has provided Buyer with prior notice of such disclosure, to the extent reasonably practicable. Affymetrix’s obligations under this Section shall terminate three (3) years following the date of disclosure.

15. Target Sequence Responsibility. Buyer shall be fully responsible for the Target Sequences, including the obtaining of all required consents, and Buyer agrees to indemnify Affymetrix and its employees, officers, directors, representatives, contractors, suppliers and any affiliate of the foregoing (the “Affymetrix Group”) and hold each of them harmless from and against any losses, liabilities, demands, damages, costs and expenses, including without limitation reasonable legal fees and expenses, arising from or relating to the Target Sequences or their use. Buyer agrees to fully cooperate with the Affymetrix Group and its counsel in its defense and preparation for any such action or proceeding.

16. Liability Limitation. EXCEPT TO THE EXTENT CAUSED BY AFFYMETRIX’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT, OR REQUIRED BY APPLICABLE LAW, AFFYMETRIX SHALL HAVE NO LIABILITY FOR ANY LOSS OF USE OR PROFITS, PROCUREMENT OF SUBSTITUTE GOODS OR ANY INDIRECT, CONSEQUENTIAL, INCIDENTAL, OR SPECIAL DAMAGES OF ANY KIND, HOWEVER CAUSED AND REGARDLESS OF FORM OF ACTION WHETHER IN CONTRACT, TORT (INCLUDING NEGLIGENCE), STRICT PRODUCT LIABILITY OR OTHERWISE, EVEN IF AFFYMETRIX HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES; AS TO ANY AFFYMETRIX LIABILITY NOT LEGALLY SUBJECT TO THE FOREGOING, AFFYMETRIX’S LIABILITY SHALL NOT EXCEED THE AMOUNT PAID BY BUYER TO AFFYMETRIX DURING THE TERM OF THE AGREEMENT. BUYER UNDERSTANDS THAT THE RISKS OF LOSS HEREUNDER ARE REFLECTED IN THE PRICE OF THE PRODUCTS AND THAT THESE TERMS WOULD HAVE BEEN DIFFERENT IF THERE HAD BEEN A DIFFERENT ALLOCATION OF RISK.

17. Export Controls. Buyer acknowledges that the Products and related materials may be subject to export controls under the U.S. Export Administration Regulations and related U.S. laws. Buyer will (a) comply strictly with all legal requirements established under these controls, (b) cooperate fully with Affymetrix in any official or unofficial audit or inspection that relates to these controls and (c) not export, re-export, divert, transfer or disclose, directly or indirectly, any Product or related technical documents or materials or any direct product thereof to any country (or to any national or resident thereof which the U.S. Government determines from time to time is a country (or end-user) to which such export, re-export, diversion. transfer or disclosure is restricted, without obtaining the prior written authorization of Affymetrix and the applicable U.S. Government agency.

18. Unforeseen Events. Affymetrix shall not be liable for delay or failure in performance of any obligations hereunder if performance is rendered impracticable by the occurrence of any condition beyond the reasonable control of Affymetrix. In the event of any such delay or failure in performance, Affymetrix shall have such additional time within which to perform its obligations hereunder as may reasonably be necessary under the circumstances.

19. Miscellaneous. These Terms and Conditions constitute the entire agreement between Buyer and Affymetrix with respect to the subject matter hereof and is the final, complete, and exclusive statement of the terms of the agreement, superseding all prior written and oral agreements, understandings and undertakings with respect to the subject matter hereof. The waiver of any provision or any breach thereof shall not affect any other provision of these Terms and Conditions. The U.N. Convention on Contracts for the International Sale of Goods shall not apply to these Terms and Conditions. In the event that any provision of this Agreement or portion thereof is found to be illegal or unenforceable, the Agreement shall be construed without the unenforceable provision or portion thereof.

20. Governing Law.

(a) For Deliveries Outside Europe: To the extent permitted by applicable law, these Terms and Conditions shall be governed by and construed according to the laws of California, without regard to conflict of law provisions.

(a) For Deliveries Within Europe: To the extent permitted by applicable law, these Terms and Conditions shall be governed by and construed according to the laws of England, without regard to conflict of law provisions.

SCHEDULE C

REGULATORY TERMS AND CONDITIONS

“Regulatory Approval” means all approvals, registrations, certifications or market clearances required by Regulatory Authorities.

“Regulatory    Authorities” means all governmental agencies regulating the development, manufacture or use of Diagnostic Products or Diagnostic Services in any country or groups of countries.

1. Regulatory Approvals.

Partner shall, before its marketing, selling or distributing Diagnostic Products or Diagnostic Services for diagnostic purposes, obtain Regulatory Approval for Partner’s Diagnostic Products. Affymetrix shall assist Partner in obtaining such Regulatory Approval, including without limitation, supply Partner with existing information regarding the Arrays or their manufacture or use, that is necessary or useful for Partner’s regulatory filings on reasonable terms and conditions. Partner shall have the right to use and distribute Arrays for the purpose of investigational studies to determine the performance characteristics of the Array prior to and, if necessary, after the Regulatory Approval of the Diagnostic Product incorporating such Arrays. Partner shall comply with regulatory requirements for investigational use in any territory in which such Arrays are used. Partner is responsible for all design control activities relating to Partner’s use of the Arrays.

Affymetrix will promptly provide existing applicable information to fulfill a Regulatory Authority’s inquiries and/or requirements relating to a change in Affymetrix products or labeling.

Affymetrix will promptly notify Partner if it has received written communication from any Regulatory Authority stipulating or threatening the stipulation of the cessation of the production or sale of the Arrays.

Affymetrix will provide reasonable regulatory support to Partner in connection with or in support of US Class I or Class II or CE Mark assay submission to a Regulatory Authority for Regulatory Clearance or Approval. Affymetrix will supply a right of reference letter for Partner to include in its assay submission so that FDA may access information within the 510(k) file for the [***]. As the [***] is currently self-certified under the IVDD directive, no cross reference to a Regulatory Authority is required for CE marking of Partner’s assay. Partner represents and warrants that the information supplied by Partner to Affymetrix in connection with or in support of any submission to a Regulatory Authority for Regulatory Approval shall be accurate and complete and shall have been obtained in compliance with all applicable laws and regulations, and Partner hereby gives Affymetrix permission to use and cross-reference such information as is required in connection with any regulatory filing relating to products for use with Diagnostic Products or Diagnostic Services.

Partner covenants that all Diagnostic Products and Diagnostic Services provided by Partner in connection with this Agreement (i) shall be designed, offered for sale or distribution and provided in a good and workmanlike manner, (ii) shall be designed, offered for sale or distribution and provided in compliance with this Agreement, and (iii) shall comply with all applicable statutes, laws, ordinances and regulations then applicable to the design, performance and supply of such Diagnostic Products or Diagnostic Services (as the case may be), including, without limitation, those enforced or prescribed (A)

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by the United States Food and Drug Administration (including compliance with good manufacturing practices) if sold with the U.S., (B) by the International Standards Organization (ISO) (if Partner claims or otherwise represents compliance with any ISO standard(s)) when applicable, and (C) by any other relevant local authorities.

Partner shall indemnify and hold harmless Affymetrix and its Affiliates and their officers, directors, employees, agents and representatives for any breach of the foregoing covenant.

2. Notice of Defects and Deviations.

Each Party shall immediately notify the other in writing, in no event more than three (3) days from date of discovery, should it become aware, through Partner complaint or otherwise, of any defect or condition which may render any Instrument, Array or related reagent sold to a diagnostic end user in violation of FDA and/or any other applicable laws, rules or regulations, or which may in any way deviate from the quality, specifications or warranties for any Instrument, Array or related reagent.

3. Recalls.

The Parties agree to cooperate with each other to enable them to satisfy their obligations as licensed manufacturers/distributors of Instruments, Arrays or related reagents sold to diagnostic end users with respect to recalls, advisory notices, or field corrective actions relating to such Instruments, Arrays or reagents.

4. Medical Device Reporting (MDR)/Reportable Incident.

In the event that a Party becomes aware of information, from any source, that reasonably suggests that an Instrument, Array or reagent manufactured by Affymetrix sold to a diagnostic end user may have caused or contributed to a death or serious injury or has malfunctioned and if the malfunction were to recur, it would likely cause or contribute to a death or serious injury, then such Party shall (i) notify the other via phone call to such Party’s authorized representative for regulatory affairs as soon as possible, and in any case within 72 hours for serious injury or death, and (ii) immediately notify the other in writing of the facts surrounding such situation to the best knowledge of the Party providing the notice. The Parties shall cooperate and work together to obtain details to make the MDR decision to meet reporting requirements by any applicable governmental regulation, law, or other requirement. Both Parties shall use commercially reasonable efforts to investigate fully the root cause of any such incident or malfunction.

5. Failure to Comply with Legal or Regulatory Regime.

In the event that a Party to this Agreement is advised in writing by the USFDA, ISO registrar or notified body, or by an analogous national governmental regulatory authority of the United States, the European Union or a European country or any other country in the Territory, that such Party’s activities in connection with Instruments, Arrays, or related reagents (or products that incorporate any of the foregoing) do not comply with applicable laws and/or other regulatory requirement (excluding laws and regulations relating solely to the protection of intellectual property), the other Party will be promptly notified in writing. The Parties agree to cooperate in good faith to resolve the regulatory authority’s concerns. Neither Party shall be required to continue activities that it has reasonable cause to believe may place it in violation of one or more regulatory requirements. In such case, the affected Party may provide written notice to the other Party detailing the affected Party’s concerns. Unless a Party submits an acceptable written plan within thirty days of such noncompliance notice by the Regulatory Authority that will allow such Party to achieve compliance within the following 90 days, the other Party shall no longer be required to perform under this Agreement. Upon eventual compliance by the Party with the Regulatory Authority, the other Party shall recommence performance under this Agreement.

6. Review of Partner’s Use of Products.

Affymetrix shall have a limited right to review Partner’s use of the Affymetrix Products supplied under this Agreement to determine whether the use of such products in Partner’s Diagnostic Products and Diagnostic Services is consistent with the terms of this Agreement. Such review, if conducted, may include a review of Partner’s past ordering patterns and a review of Partner’s Diagnostic Products and Diagnostic Services development plans and marketing information for the following two quarters. The review of Partner’s use of products and services shall be allowed [***] per year at a mutually convenient date on the premises and during the regular business hours of Partner at the written request of Affymetrix [***] prior to the proposed review date and at the expense of Affymetrix. All information gathered by Affymetrix shall be considered Confidential Information of Partner and shall not be removed from Partner’s premises except with the written permission of Partner and after having been stamped as Confidential Information and dated. Such review shall be allowed for compliance verification purposes only.

A reciprocal right is granted to Partner to review not more than [***] a year, with [***] prior written notice, product design and manufacturing by Affymetrix of Affymetrix Products that are supplied to Partner under this Agreement and in conformity with applicable quality control standards, under the same conditions as provided above.

7. Compliance with Law.

Affymetrix shall comply with all laws, regulations and requirements applicable to Affymetrix as a supplier of the Affymetrix Products, including QA Standards and any other regulations promulgated from time to time by the FDA and any other governmental authority that has jurisdiction over Affymetrix’s manufacture, supply, testing, packaging, processing, storage, or distribution of the Affymetrix Products or over any Affymetrix facility. Affymetrix represents, warrants and covenants that it has, and will continue to have and maintain throughout the term of the Agreement at Affymetrix’s expense all permits, approvals and authorizations, including, without limitation, such approvals as may be required under applicable law, to manufacture and sell Affymetrix Products in the Territory.

8. Records: Samples.

Affymetrix shall keep, or cause to be kept, complete, accurate and authentic accounts, notes, data and records pertaining to the manufacture, processing, testing, labeling, storage, and distribution of Affymetrix Products sold to Partner, including without limitation master production and control records, and shall retain, or cause to be retained, samples of such Affymetrix Products, in each case accordance with applicable laws and regulations. Affymetrix shall retain, or cause to be retained, such records for a period of [***] years following the date of manufacture, and such retained samples for a period of [***] after the product expiration date. Upon request, Affymetrix shall make available for Partner’s review such records and retained samples.

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SCHEDULE D

INSURANCE REQUIREMENTS

1.	Commercial General Liability Insurance in an amount not less than [***] per occurrence and not less than [***] annual aggregate, bodily injury/property damage combined.

2.	Errors and Omissions Insurance in an amount not less than [***] per occurrence and not less than [***] annual aggregate, bodily injury/property damage combined.

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SCHEDULE E

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SCHEDULE F

PAYMENT PLAN

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